Exhibit 99.1

news release
For Immediate Release

MEDIA and INVESTOR CONTACTS:
Jeannine Addams
Kristin Wohlleben
J. Addams & Partners, Inc.
404.231.1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

Exide Technologies Receives Approval from Lenders
to Extend DIP Financing Maturity Date

Milton, Georgia – (October 10, 2014) – Exide Technologies (OTCQB: XIDEQ, www.exide.com), a global leader in stored electrical-energy solutions, announced today that the Company has received all necessary approvals from its lenders, thereby extending its debtor-in-possession (DIP) credit facility’s maturity date to March 31, 2015, subject to the terms and conditions thereof. The extension provides Exide and its noteholders additional time to complete negotiations regarding a Plan of Reorganization that would allow the Company to emerge from Chapter 11 substantially in its current form – operating across all business segments. Exide is working toward a proposal that would pay or re-finance the existing DIP facility and provide additional capital to fund its reorganization.

“The approval of the DIP amendment is a positive step forward for Exide as we continue pursuing a Plan of Reorganization and negotiations with our noteholders,” said Robert M. Caruso, President and Chief Executive Officer of Exide Technologies. “We appreciate the confidence of all of our stakeholders and thank our customers, suppliers and employees for their continued loyalty as we focus on our exit from Chapter 11.”

Approval of other elements of the amendment will be considered by the bankruptcy court at an October 31 hearing.

Additional details regarding approval of the DIP amendment can be found in the Company’s 8-K, filed today with the U.S. Securities and Exchange Commission, at http://ir.exide.com/sec.cfm.

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About Exide Technologies
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s global business groups provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Forward Looking Statement
This press release contains forward-looking statements with respect to our Chapter 11 filing and related matters. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the plan proposal referenced herein is non-binding and there can be no assurance that the Company will reach a definitive agreement for a plan of reorganization, (ii) the ability of the Company to develop, prosecute, confirm and consummate the Chapter 11 plan of reorganization, (iii) the risks associated with operating businesses under Chapter 11 protection, (iv) the ability of the Company to comply with the terms of the DIP financing facility or obtain the necessary consent from all DIP lenders to an extension of the DIP facility’s maturity date, (v) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company’s Chapter 11 filing, (vi) the Company’s ability to implement and fund business strategies based on current liquidity, (vii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (viii) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (ix) competitiveness of the battery markets in the Americas and Europe, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xii) general economic conditions.